EXHIBIT 21
             INTERNATIONAL GAME TECHNOLOGY SUBSIDIARIES


NAME                                           JURISDICTION OF INCORPORATION
(wholly-owned subsidiaries)

International Game Technology                  Nevada
IGT                                            Nevada
Sodak Gaming, Inc.                             South Dakota
Silicon Gaming, Inc.                           California
Anchor Coin                                    Nevada
IGT Online Entertainment Systems, Inc.
    (FKA: Automated Wagering)                  Delaware
C.G. Investments, Inc.                         Nevada
CCSC/Blackhawk, Inc.                           Colorado
Colorado Grande Enterprises, Inc.              Colorado
Powerhouse Technologies, Inc.                  Delaware
United Wagering Systems, Inc.                  Delaware
VLC, Inc.                                      Montana
I.G.T. (Australia) Pty. Limited                New South Wales, Australia
International Game Technology (NZ) Ltd.        Wellington, New Zeland
IGT-Europe B.V.                                The Netherlands
I.G.T. - Argentina S.A.                        Argentina
IGT Japan, K.K.                                Japan
IGT - Iceland Ltd.                             Iceland
IGT do Brasil Ltda.                            Brazil
International Game Technology-Africa
    (Proprietary) Limited                      Johannesburg, South Africa
International Game Technology S.R. Ltda.       Peru
IGT-UK Limited                                 England & Wales